Exhibit 5.3

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

March 2, 2020

Wave Life Sciences Ltd.

7 Straits View #12-00, Marina One East Tower

Singapore, 018936

Ladies and Gentlemen:

We have acted as U.S. counsel to Wave Life Sciences Ltd., a company incorporated under the laws of Singapore (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (as amended, the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), up to $500,000,000 of certain securities (the “Securities”), including the following:

(i)

senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company, in the form attached as Exhibit 4.8 to the Registration Statement, as such indenture may be amended or supplemented from time to time (the “Senior Indenture”); and

(ii)

subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company, in the form attached as Exhibit 4.9 to the Registration Statement, as such indenture may be amended or supplemented from time to time (the “Subordinated Indenture”).

The Securities are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

For purposes of this opinion, we have assumed that proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Debt Securities that have not yet been completed will be timely and properly completed, in accordance with all requirements of applicable laws. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts and the State of New York, and we do not express any opinion other than as to the Debt Securities constituting valid and legally binding obligations of the Company under the laws of the State of New York. No opinion is expressed herein with respect to (i) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. The Securities may be offered and sold from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

BOSTON	LONDON	LOS ANGELES	NEW YORK	SAN DIEGO	SAN FRANCISCO	WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ March 2, 2020 Page 2

Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.

With respect to the Debt Securities, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable Debt Securities are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Debt Securities in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture, whichever the case may be, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) such Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture or the Subordinated Indenture, whichever the case may be, and issued and sold as contemplated in the Registration Statement and the prospectus included therein, (vii) the Senior Indenture or the Subordinated Indenture, whichever the case may be, relating to the Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, such Debt Securities will constitute valid and legally binding obligations of the Company.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Senior Indenture and the Subordinated Indenture will be duly authorized, executed, and delivered by the respective trustees thereunder.

MINTZ March 2, 2020 Page 3

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the prospectus included therein under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.